EXHIBIT 16

September 25, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read Item 4 of Sweetwater Financial Group, Inc.‘s Form 8-K dated September 19, 2003, and we agree with the statements made therein.

Yours truly,

/s/ MAULDIN & JENKINS, LLC